Exhibit 99.1

Zymeworks Announces Selection of ZW25 Abstract for Mini Oral Presentation at the

European Society for Medical Oncology Asia (ESMO Asia) Congress

Vancouver, Canada (November 18, 2019) – Zymeworks Inc. (NYSE: ZYME), a clinical-stage biopharmaceutical company developing multifunctional therapeutics, today announced the selection of an abstract highlighting updated single agent data from the Phase 1 clinical trial evaluating the HER2-targeted bispecific antibody, ZW25, in patients with HER2-expressing solid tumors for a mini oral presentation at the ESMO Asia 2019 Congress, taking place November 22 - 24 in Singapore.

The presentation, entitled “Safety, Anti-Tumor Activity, and Biomarker Results of the HER2-Targeted Bispecific Antibody ZW25 in HER2-Expressing Solid Tumors,” is scheduled for Friday November 22 at 3:30 pm SGT (local Singapore Time) during the mini oral session Developmental and Precision Medicine in room 311. The presentation number is 61O.

About the Phase 1 Clinical Trial

Zymeworks’ Phase 1 study has three parts. From part one of the study (the dose-escalation phase), the recommended single-agent dose was determined to be 20 mg/kg once every two weeks or 10 mg/kg weekly. In the second part of the study (the cohort expansion phase), additional patients are being enrolled to further assess ZW25’s single-agent tolerability and anti-tumor activity against a variety of cancer types in different settings. The third part of the study (the combination phase) is underway and evaluating ZW25 in combination with selected chemotherapy agents in gastroesophageal and breast cancer patients with HER2 high or lower HER2 expression levels. More information about ZW25 clinical trials can be found at clinicaltrials.gov.

About ZW25

ZW25 is being evaluated in Phase 1 and Phase 2 clinical trials across North America and South Korea. It is a bispecific antibody, based on Zymeworks’ Azymetric™ platform, that can simultaneously bind two non-overlapping epitopes of HER2, known as biparatopic binding. This unique design results in multiple mechanisms of action including dual HER2 signal blockade, increased binding and removal of HER2 protein from the cell surface, and potent effector function leading to encouraging anti-tumor activity in patients. Zymeworks is developing ZW25 as a HER2-targeted treatment option for patients with any solid tumor that expresses HER2. The FDA has granted Fast Track designation to ZW25 for first-line gastroesophageal adenocarcinoma in combination with standard of care chemotherapy and Orphan Drug designation to ZW25 for the treatment of both gastric and ovarian cancers.

About Zymeworks Inc.

Zymeworks is a clinical-stage biopharmaceutical company dedicated to the development of next-generation multifunctional biotherapeutics. Zymeworks’ suite of therapeutic platforms and its fully integrated drug development engine enable precise engineering of highly differentiated product candidates. Zymeworks’ lead clinical candidate, ZW25, is a novel Azymetric™ bispecific antibody currently in Phase 2 clinical development. Zymeworks’ second clinical candidate, ZW49, is a bispecific antibody-drug conjugate currently in Phase 1 clinical development and combines the unique design and antibody framework of ZW25 with Zymeworks’ proprietary ZymeLink™ cytotoxic payload. Zymeworks is also advancing a deep preclinical pipeline in immuno-oncology and other therapeutic areas. In addition, its therapeutic platforms are being leveraged through strategic partnerships with nine biopharmaceutical companies. For more information, visit www.zymeworks.com.

Cautionary Note Regarding Zymeworks’ Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this news release include statements that relate to ZW25 and its potential as an anti-cancer treatment, Zymeworks’ clinical plans and future results, Zymeworks’ technology platform, and other information that is not historical information. When used herein, words such as “believe”, “may”, “plan”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation, market conditions and the factors described under “Risk Factors” in Zymeworks’ Quarterly Report on Form 10-Q for the three month period ended September 30, 2019 (a copy of which may be obtained at www.sec.gov and www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks’ current plans, estimates and beliefs. You should not place undue reliance on forward-looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance, or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances, or to reflect the occurrences of unanticipated events, except as may be required by law.

Contacts:

Investor Inquiries:

Ryan Dercho, Ph.D.

(604) 678-1388

ir@zymeworks.com

Tiffany Tolmie

(604) 678-1388

ir@zymeworks.com

Media Inquiries:

Kavita Shah, Ph.D.

(604) 678-1388

media@zymeworks.com